Nasdaq: OZRK | January 2017 0 Exhibit 99.1

This presentation and other communications by the Company include certain “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time.  Those statements are not guarantees of future results or performance and are subject to certain known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: potential delays or other problems implementing our growth, expansion and acquisition strategies including delays in identifying sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the ability to enter into  and/or close additional acquisitions; problems with, or additional expenses relating to, integrating acquisitions; the inability to realize expected cost savings and/or synergies from acquisitions; problems with managing acquisitions; the effect of the announcements of any future mergers or acquisitions on customer relationships and operating results; the ability to attract new or retain existing or acquired deposits, or to retain or grow loans and leases, including growth from unfunded closed loans; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates; competitive factors and pricing pressures, including their effect on our net interest margin; general economic, unemployment, credit market and real estate market conditions, and the effect of such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values; changes in legal and regulatory requirements, including additional legal and regulatory requirements to which the Company is subject as a result of its total assets exceeding $10 billion; the availability and access to capital; possible downgrades in the Company’s credit ratings or outlook which could increase the costs or availability of funding from capital markets; recently enacted and potential legislation and regulatory actions and the costs and expenses to comply with new legislation and regulatory actions; changes in U.S. government monetary and fiscal policy; possible further downgrade of U.S. Treasury securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting us and our customers; adoption of new accounting standards or changes in existing standards; and adverse results (including costs, fines, reputational harm or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions as well as other factors described in reports we file with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2015 under the headings “Forward-Looking Information” and “Item 1A. Risk Factors” and in our Quarterly Reports on Form 10-Q under “Part II, Item 1A Risk Factors.” Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-Looking Information

A Tradition of High Performance Top Performing Bank ABA Banking Journal Assets over $3 Billion Top Performing Bank ABA Banking Journal Assets $1 Billion - $10 Billion Top Performing Regional Bank SNL Financial Top Performing Bank Bank Director Magazine Assets $1 Billion - $5 Billion Community Banker of the Year American Banker George Gleason Top Performing Bank Bank Director Magazine Assets $1 Billion - $5 Billion Top Performing Regional Bank SNL Financial Top Performing Bank Bank Director Magazine Assets $5 Billion - $50 Billion Top Performing Regional Bank, SNL Financial Top Performing Bank Bank Director Magazine Assets $5 Billion - $50 Billion

Consistent Profitability and Solid Earnings Growth Record net income in 17 of 20 years as a public company. 38 years under current leadership. 38 consecutive years (for company and its predecessor institution) of positive net income; no loss years. Net Income ($ in Millions) Red bars denote record annual results.

ROAE & ROATE (%) *Data for all FDIC insured institutions from the FDIC Quarterly Banking Profile, last update third quarter 2016. Annualized when appropriate. Calculations of return on average tangible common stockholders’ equity and the reconciliations to GAAP are included in the schedule at the end of this presentation. The Rewards of: ROAA (%) ● Discipline ● An Ability to Capitalize on Opportunities ● Hard Work

Excellence in Three Disciplines Superb Net Interest Margin Favorable Asset Quality Excellent Efficiency

*Data from S&P Global Market Intelligence. **Data for all FDIC insured institutions from the FDIC Quarterly Banking Profile, last update third quarter 2016. Favorable 1.72% Variance vs Industry at 3.18%** Superb Net Interest Margin: Top Decile of Industry for 7 Consecutive Years* Bank of the Ozarks, Inc. FDIC Insured Institutions 2010 2011 2012 2013 2014 2015 2016 Net Interest Margin (%)

Favorable Loan Yields on Legacy Portfolio (Non-purchased Loans) 2012 2013 2014 2015 2016 Financial Institutions Nationwide** Loan Yield-Legacy 5.87% 5.48% 5.10% 5.00% 5.09% 4.29% COIBD 0.38% 0.23% 0.23% 0.31% 0.50% 0.33% Spread 5.49% 5.25% 4.87% 4.69% 4.59% 3.96% Outstanding Yield on our Portfolio of Purchased Loans (6.69%)* Favorable 0.80% Variance vs Industry Key Drivers of Net Interest Margin Tradition of Maintaining High Quality, Good Yielding Investment Portfolio * Data for the fiscal year ended December 31, 2016. ** Data for all financial institutions nationwide from the FDIC Uniform Bank Performance Report for insured commercial banks with assets greater than $3 billion for the 9 months ended September 30, 2016. 2012 2013 2014 2015 1Q 2016 2Q 2016 3Q 2016 4Q 2016 Loan Yield - Purchased 8.78% 9.03% 8.94% 7.24% 6.71% 6.72% 6.54% 6.84% Legacy Loan Yields 2014 2015 2016 1Q 5.11% 5.01% 5.00% 2Q 5.08% 5.10% 5.06% 3Q 5.04% 4.96% 5.12% 4Q 5.18% 4.96% 5.14% Legacy Loan Yields have been in a 22 bps range in the past 12 quarters Improved in each quarter of 2016 (from immediately preceding quarter) OZRK Financial Institutions   Q3 Q4 Nationwide** Tax-Exempt (TE) 4.95% 4.87% Taxable 2.01% 2.06% Total (TE) 3.41% 3.52% 2.37% Favorable 1.04% variance vs. industry in the 3rd quarter

* Bank of the Ozarks’ data excludes purchased loans and net charge-offs related to such loans. ** Data for all FDIC insured institutions from the FDIC Quarterly Banking Profile, last update third quarter 2016. Annualized when appropriate. Asset Quality 65% Better Than Industry Average Since going public in 1997, our annual net charge- off ratio has been below the industry average every year. 2016 Net Charge-Off Ratios: ● Non-purchased loans 0.06% ● Purchased loans 0.09% ● Total loans 0.07% Net Charge-Off Ratio (%) Over those 20 years, our net charge off ratio has been only 35% of industry average.

*Data from S&P Global Market Intelligence. **Data for all FDIC insured institutions from the FDIC Quarterly Banking Profile, last update third quarter 2016. Excellent Efficiency: Top Decile of Industry for 15 Consecutive Years* Efficiency Ratio (%) Favorable trend in efficiency (34.3% in Q4 2016) Long term goal for further improvement

Extremely Conservative, Risk Averse Culture A Constant Pursuit of Lower Credit Risk & Lower Interest Rate Risk

Real Estate Specialties Group (RESG)

Our Primary Engine for Loan Growth

Dan Thomas, Vice Chairman, Chief Lending Officer, RESG President

- Dan Thomas, CPA, JD, LLM (Taxation)
- RESG established in 2003 by Dan Thomas

Team Members: 97 as of 1/23/2017

Priorities:

- Asset Quality–primary
- Profitability–secondary
- Growth–tertiary

RESG Loans at December 31, 2016

- 70% of our funded non-purchased loans
- 92% of our unfunded closed loans
- 81% of our total funded and unfunded balances of non-purchased loans

RESG Asset Quality

- Two loans have incurred losses since inception of RESG in 2003
  - $10.4 million total credit losses since inception
  - Annualized loss ratio of 0.07% since inception
- Leverage Ratio on RESG Loans

December 31, 2016		2005-2007
• 48% Loan to Cost	vs	• Low 70% range Loan to Cost
• 42% Loan to Appraised Value		• High 60% range Loan to Value

14 Year History of Annual Losses

Year-end	Ending Portfolio Balance	Net charge-offs ("NCO")*	NCO Ratio
2003	$ 5,106,325	-	0.00%
2004	$ 52,657,865	-	0.00%
2005	$ 51,055,927	-	0.00%
2006	$ 61,322,550	-	0.00%
2007	$ 209,523,672	-	0.00%
2008	$ 470,485,099	-	0.00%
2009	$ 516,044,727	$ 7,531,303	1.50%
2010	$ 567,716,359	-	0.00%
2011	$ 649,806,170	$ 2,905,315	0.50%
2012	$ 848,441,013	-	0.00%
2013	$ 1,270,767,688	-	0.00%
2014	$ 2,308,573,422	-	0.00%
2015	$ 4,263,799,976	-	0.00%
2016	$ 6,741,248,793	-	0.00%
Total		$ 10,436,618	
Average		$ 745,473	0.07%

* Net charge-offs presented in the table can be attributed to two loans and includes ORE write-downs related to those two loans.

12

BANK of the OZARKS, INC.

RESG Business Model Reduces Credit Risk We are always the sole senior secured lender giving us the lowest risk position in the capital stack With RESG’s averages of 48% LTC and 42% LTV, our portfolio may be the most conservative CRE portfolio in the country It starts with a focus on four factors Strong & capable sponsors, preferred equity providers and mezz debt providers Marquee projects Low leverage with substantial equity and mezz debt (equity relative to senior secured position) Defensive loan structure providing substantial protection to the bank

Thorough underwriting including detailed modeling and testing for economic stress, interest rate stress, exit refinancing stress and cap rate stress RESG Business Model Emphasizes Industry-Leading Excellence throughout the Life of the Loan Rigorous economic analysis including supply and demand metrics for the relevant market, submarket and micro market, as appropriate Comprehensive and consistent documentation under the supervision of RESG’s in-house legal team in coordination with outside counsel An emphasis on precision at closing handled by RESG’s team of closers and paralegals Thorough life-of-loan asset management by teams of skilled asset managers

Weighted average LTV of RESG’s portfolio is a very conservative 41.6% Low Leverage and Significant RESG Portfolio Diversification by Product Type Reduce Risk RESG Portfolio Details *Data as of December 31, 2016. No property type accounts for more than 21.9% of RESG’s portfolio Weighted average LTC of RESG’s portfolio is a very conservative 48.2% Property Type Total Commitment (Funded and Unfunded) Percentage of RESG Portfolio Loan to Cost (LTC) Loan to Value (LTV) Multi-family $3,496,728,245 21.9% 58.3% 48.7% Condos 3,387,073,316 21.2% 42.8% 37.8% Office / MOB 2,476,401,846 15.5% 48.3% 38.3% Hospitality 2,113,392,879 13.2% 47.0% 40.0% Mixed Use 1,603,371,452 10.0% 50.2% 42.8% Land Hold 1,410,114,084 8.8% 41.4% 38.7% SF Lots 431,852,950 2.7% 43.9% 44.3% Retail 397,875,827 2.5% 60.7% 58.0% Industrial 237,289,135 1.5% 54.7% 48.0% Land Development 225,399,852 1.4% 44.4% 40.2% SF Homes 201,594,467 1.3% 43.4% 48.5% Totals $15,981,094,053 100.0% 48.2% 41.6%

The amount of the Company’s total real estate loans at December 31, 2016 based on the location of the principal collateral is reflected in the table above. Data for individual locations is separately presented when aggregate total real estate loans in that location exceed $10 million. Geographic Diversification of Total Real Estate Loan Portfolio Reduces Credit Risk Total Real Estate Portfolio – Outstanding Balances by Location of Collateral ($ in Thousands)

Shift in Interest Rates (in bps) % Increase in Projected Baseline Net Interest Income** +100 2.5% +200 5.4% +300 8.4% +400 11.4% +500 14.4% *S&P Global Market Intelligence reporting for 2016. **Earnings simulation model’s projected impact of a change in interest rates on the projected baseline net interest income for the 12- month period commencing October 1, 2016. Assumes parallel shifts in the yield curve and does not take into account changes in the slope of the yield curve or the impact of any possible future acquisitions. With our Net Interest Margin in the 96th percentile* of the industry, we are well positioned whether rates change or don’t Rising Interest Rates Should Increase our Net Interest Income We have taken actions to protect our loan and investment securities portfolios from a possible negative interest rate macroeconomic scenario. 93% of our variable rate loans have floors Essentially all new variable rate loans are being originated with floors 98.9% of our investment securities have fixed rates Variable Rate Portion of Total Non-Purchased Loans and Leases Variable Rate % We are well positioned to benefit from rising rates We are well positioned even if U.S. sovereign debt yields and key indexes such as LIBOR go negative.

A Proven Track Record of Growth: Organic Growth through Existing Offices – Substantial Capacity Exists Organic Growth through De Novo Branching Acquisitions are “icing on the cake”

Organic Growth through De Novo Branching A Proven Track Record of Asset Growth 1. March 2010 Unity National Bank GA FDIC-assisted 2. July 2010 Woodlands Bank SC, NC, GA, AL FDIC-assisted 3. September 2010 Horizon Bank FL FDIC-assisted 4. December 2010 Chestatee State Bank GA FDIC-assisted 5. January 2011 Oglethorpe Bank GA FDIC-assisted 6. April 2011 First Choice Community Bank GA FDIC-assisted 7. April 2011 Park Avenue Bank GA, FL FDIC-assisted 8. December 2012 The Citizens Bank AL Traditional M&A 9. July 2013 First National Bank of Shelby NC Traditional M&A 10. March 2014 OMNIBANK TX Traditional M&A 11. May 2014 Summit Bank AR Traditional M&A 12. February 2015 Intervest National Bank NY, FL Traditional M&A 13. August 2015 Bank of the Carolinas NC Traditional M&A 14. July 20, 2016 Community & Southern Bank GA, FL Traditional M&A 15. July 21, 2016 C1 Bank FL Traditional M&A Augmented by Multiple Acquisitions since 2010 $18.9 Billion In 2016 Acquisitions should continue to be a meaningful contributor to growth Organic Growth continues to be our #1 Growth Priority $28 Million In 1979 $2.8 Billion In 2009

This significant growth reflects: (i) growth in our customer base and the share of business we are getting from many customers, (ii) the fact that decreases in the bank’s loan to cost ratio on projects results in several months later funding on most projects and (iii) the fact that the bank’s growth is allowing it to work on larger, higher quality projects which have longer construction cycles than smaller projects. Non-Purchased Loans & Leases 1.75B 145% Growth in 2014 1.35B 51% Growth in 2014 2.55B 64% Growth in 2015 Unfunded Balances of Closed Loans Organic Loan and Lease Growth is Always Growth Priority #1 2.84B 96% Growth in 2015 3.08B 47% Growth in 2016 4.27B 74% Growth In 2016 Our exceptional execution delivers to our customers a compelling value proposition which has allowed us to achieve our substantial growth in recent years, while adhering to very conservative credit and leverage standards and receiving favorable pricing. The substantial growth in our unfunded balance of closed loans is an important component of our strategy to achieve record growth (in dollars) in our funded balance of non-purchased loans in both 2017 and 2018. ($ in Billions)

We Have Multiple Engines for Growth in Earning Assets While we expect CRE to continue to be our largest growth engine for many years to come, we have worked hard in recent years to develop other engines of growth which achieve better than average yields with much lower than average risk: Community Bank Lending Consumer and small business lending (Community & Southern) Government Guaranteed Lending (OMNIBANK) Poultry lending (Summit) Leasing – Expanding on our track record and proven team Small ticket leasing Aircraft Consumer Indirect Marine & RV (Community & Southern) Other Counter-Cyclical Engine in our Investment Portfolio Materials Handling Franchise Finance Medical Devices Migration of our Earning Asset Portfolio Growth* 43% 57% 62% By 4Q 2018 our goal is to achieve approximately 57% of our growth in earning assets in CRE and 43% non-CRE * Data presented exclude changes in purchased loans 4Q16 Growth 10% 13% 62% 1% 43% Goal for 4Q 2018 & Beyond 4Q16 Non-Purchased Loan Growth 57% 17% 1% 11% 71%

Untapped Deposit Growth Potential in Existing Markets (Branch count includes deposit-gathering branches only as of June 30, 2016*) *Data for all FDIC Insured Institutions from the FDIC Annual Market Share Report, last updated June 30, 2016. Data for Bank of the Ozarks as of June 30, 2016, proforma to include July 20, 2016 and July 21, 2016 acquisitions. **Deposits in our New York office and deposits for all FDIC financial institutions in New York are excluded from this analysis. Percentages shown on map are OZRK % of deposits as of June 30, 2016 # of Cities Total Branches % of Branches in Cities** Total Deposits ($B) $6.7B $14.4B % of Deposits in Cities ** 4.05 4.13 0.88 1.39 Substantial capacity for future growth Deposit Market Share Comparison 2015 2016 % Change AR 5.97% 8.93% 2.96% GA 0.33% 1.82% 1.49% FL 0.15% 0.42% 0.27% TX 0.17% 0.25% 0.08% NC 0.25% 0.25% 0.00% SC 0.07% 0.11% 0.04% AL 0.13% 0.11% -0.02%

A Potent Combination of Organic Growth and Acquisitions (Office count as of January 23, 2017; includes 243 deposit-gathering branches and 6 loan production offices.) We Now Have 249 Offices in Nine States

Expanding Our Extensive Branch Network Growth in Legacy Markets Selected Expansion with CRA focus Expanding deposit gathering capabilities in New York office with strategic staff additions Relocating offices from leased to owned branches in 2Q 2017 Miami Beach, FL Harrisburg, NC 1 office in McKinney, TX, in an area that has experienced recent significant growth Expected to open 2Q or 3Q 2017 Significant commitment to enhancing service to low-to-moderate income census tracts and majority / minority census tracts and their customers Current expansion plans for existing MSAs include: 2 branches in Dallas County, TX 2 branches in Tarrant County, TX 2-4 branches in central Atlanta MSA Expected to enhance CRA performance and profitability Expansion into New Markets (“De novo 2.0”) Acquired a branch site in Orlando with the C1 Acquisition Expected to open 2Q or 3Q 2018 Analyzing markets/states where we currently have a lending presence, but no deposit presence Anticipate opening several de novo 2.0 branches in 2017 through 2019

Organic Growth in Core Checking Accounts Net Growth in Number of Core Checking Accounts Excluding Accounts Acquired from Acquisitions Deposit Growth Priority #1

Well Capitalized with Ample Sources of Liquidity

Ratios at 12-31-16 OZRK Current Minimum Capital Required – Basel III Minimum Capital Required – Basel III Fully Phased-In (1-1-19) Common equity tier 1 to risk-weighted assets: 9.99% 5.125% 7.00% Tier 1 capital to risk-weighted assets: 9.99% 6.625% 8.50% Total capital to risk-weighted assets: 11.99% 8.625% 10.50% Tier 1 leverage to average assets: 11.99% 4.00% 4.00% Strong Capital Position

Abundant Sources of Secondary Liquidity FHLB Borrowing Availability $4,780,238,144 Unsecured Lines of Credit 230,000,000 Investments Available for Secured Lines of Credit  592,663,353 Fed Funds Available through Fed Discount Window  169,336,952 Total as of 12-31-2016                                  $ 5,772,238,449* * Approximate *

2016 Financial Highlights: Record Net Income of $270.0 million Record Net Interest Income of $601.5 million Some of our Best Asset Quality Ratios as a Public Company including: 0.15% Ratio of Nonperforming Loans and Leases as a Percent of Total Loans and Leases at year end Record 0.16% Ratio of Loans and Leases Past Due 30 Days or more including Past Due Non-Accrual Loans and Leases to Total Loans and Leases at year end Record 0.07% Net Charge-off Ratio for Total Loans and Leases $3.08 Billion Growth in Non-Purchased Loans and Leases $4.27 Billion Growth in the Unfunded Balance of Closed Loans 4.92% Net Interest Margin 35.8% Efficiency Ratio for the year, improving to 34.3% in the 4th Quarter 13,196 Net New Core Checking Accounts apart from acquisitions, in addition to approximately 117,000 Core Checking Accounts added through our two recent acquisitions

Building Capital and Delivering Returns for Shareholders *Calculation of the Company’s tangible book value per common share, including the reconciliation to the most directly comparable GAAP financial measures are included in the table at the end of this presentation. Management believes presentation of these non-GAAP financial measures provides useful supplemental information that contributes to a proper understanding of the financial results and capital levels of the Company. 578% increase in tangible book value per common share in 10 years Growth in Tangible Book Value Per Share* Dividend History Increased our cash dividend in each of the last 26 quarters Cash dividends increased every year since going public Stock Splits Four 2-for-1 stock splits since going public in July 1997: June 17, 2002December 10, 2003 August 16, 2011June 23, 2014 CAGR = 21.1%

Bank of the Ozarks S&P 400 Mid Cap Index NASDAQ Financial Index Beating the Indexes

*Represents ending balances, as determined in accordance with accounting principles generally accepted in the U.S., ending shares outstanding and tangible book value per share as of the date indicated. **Intangible assets consist of core deposit, bank charter and intellectual property intangibles and goodwill. <1> Includes $14,123,000 of common stockholders' equity and $1,460,000 of bargain purchase gain. <2> Includes $60,079,000 of common stockholders' equity and $5,163,000 of tax-exempt bargain purchase gain. Financial data in thousands, except per share amounts. Non-GAAP Reconciliation Calculation of Tangible Book Value Per Common Share

Non-GAAP Reconciliation